UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2008

NATIONAL SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-6453	95-2095071
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2900 SEMICONDUCTOR DRIVE, P.O. BOX 58090

SANTA CLARA, CALIFORNIA 95052-8090

(Address of Principal Executive Offices)

(408) 721-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A. 2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NATIONAL SEMICONDUCTOR CORPORATION

Table of Contents

		Page

Section 8 – Other Events

Item 8.01	Other Events	3

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits	3

Signature		4

Exhibits:
99.1	New release dated April 29, 2008

NATIONAL SEMICONDUCTOR CORPORATION

Item 8.01	OTHER EVENTS

On April 29, 2008, National Semiconductor Corporation issued a news release announcing that it will be eliminating approximately 130 positions across the company, primarily in product line and support functions. This action reflects the company strategically aligning its resources as part of National’s focus on accelerating revenue growth in key market areas that require better power management and energy efficiency. The company expects to record approximately $10 million of charges primarily for severance in the fourth quarter of fiscal 2008. The majority of the severance relates to this action and a small portion relates to the company’s factory modernization effort that was announced on January 21, 2008.

The information in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description of Exhibit

99.1	News release dated April 29, 2008 issued by National Semiconductor Corporation*

*This exhibit is intended to be furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL SEMICONDUCTOR CORPORATION

Dated: April 29, 2008	//S// Jamie E. Samath
Jamie E. Samath Corporate Controller Signing on behalf of the registrant and as principal accounting officer

Exhibit 99.1

Media Contact:	Financial:
LuAnn Jenkins	Mark Veeh
National Semiconductor	National Semiconductor
(408) 721-2440	(408) 721-5007
luann.jenkins@nsc.com	invest.group@nsc.com

National Semiconductor Eliminates 130 Positions to Align Resources with Strategic Focus Areas

SANTA CLARA, CALIF., April 29, 2008 -- National Semiconductor Corporation (NYSE:NSM) today announced it would eliminate approximately 130 positions across the company, primarily in product line and support functions. This action reflects the company strategically aligning its resources as part of National’s focus on accelerating revenue growth in key market areas that require better power management and energy efficiency. As part of this, National continues to develop its PowerWise® brand of products, which focuses on analog solutions that provide significantly better power efficiency at the system level.

In the current fourth fiscal quarter, which ends May 25, 2008, National expects to record approximately $10 million of charges primarily for severance, of which the vast majority relates to this action, and a small portion relates to the company’s factory modernization effort that was announced on January 21, 2008.

National, which currently employs approximately 7,300 people worldwide, is scheduled to announce its fourth quarter fiscal 2008 financial results and hold a conference call on Thursday, June 5, 2008, at which time the company will also provide an outlook for the first quarter of fiscal 2009.

Special Note

This release contains forward-looking statements dependent on a number of risks and uncertainties pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Except for historical information contained herein, the matters set forth in this press release, including management’s expectations regarding future financial performance, are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those forward-looking statements.  A more complete list of risk factors is included in the Company's Annual Report on Form 10-K for the fiscal year ended May 27, 2007 under the captions “Outlook”, “Risk Factors” and “Management's Discussion and Analysis of Financial Conditions and Results of Operations” contained therein and the Form 10-Q for the quarter ended February 24, 2008.

About National Semiconductor

National Semiconductor, the industry's premier analog company, creates high-value analog devices and subsystems. National's leading-edge products include power management circuits, display drivers, audio and operational amplifiers, interface products and data conversion solutions. National's key analog markets include wireless handsets, displays, communications infrastructure, medical, automotive, industrial, and test and measurement applications. Headquartered in Santa Clara, Calif., National reported sales of $1.93 billion for fiscal 2007, which ended May 27, 2007. Additional company and product information is available at www.national.com.